

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial infomation extracted from the balance sheet and statement if income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000805297
<NAME>                        Krupp Insured Plus II LTD Partnership

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              Jun-30-1998
<PERIOD-END>                                   Jun-30-1998
<CASH>                                         33,234,357
<SECURITIES>                                   128,250,078<F1>
<RECEIVABLES>                                  950,240
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               1,829,415<F2>
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 164,264,090
<CURRENT-LIABILITIES>                          18,797
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       162,868,440<F3>
<OTHER-SE>                                     1,376,853<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   164,264,090
<SALES>                                        0
<TOTAL-REVENUES>                               8,710,992<F5>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               1,972,449<F6>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                6,738,543
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            6,738,543
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   6,738,543
<EPS-PRIMARY>                                  0<F7>
<EPS-DILUTED>                                  0<F7>

<F1>Includes Participating Insured Mortgages ("PIMs") of $89,648,463 and
 Mortgage-Backed Securities  ("MBS") of $38,601,615.
<F2>Includes prepaid acquisition fees and expenses of $8,225,954 net of accumulated amortization of $6,749,952 and prepaid participation servicing fees of $2,543,823 netof accumulated amortization of $2,190,410.
<F3>Represents total equity of General Partners and Limited Partners. General
 Partners deficit of ($282,162) and Limited Partners equity of $163,150,602.
<F4>Unrealized gains on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $1,288,676 of amortization of prepaid fees and expenses.
<F7>Net income allocated $202,156 to the General Partners and $6,536,387 to the
  Limited Partners. Average net income per Limited Partner interest is $.45 on 14,655,512 Limited Partner interests outstanding.

